USA Finance, Inc.
                             1111 Park Center Road
                                   Suite 300
                                Miami, FL 33169

October 15, 1996

Sands Brothers & Co., Ltd.
90 Park Avenue
New York, New York 10016

Gentlemen:

     The undersigned, USA Finance, Inc., a Delaware corporation (the "Company"), proposes to offer for sale, in a private placement, up to a maximum amount (the "Maximum Amount") of (i) $1,000,000 principal amount 10% Convertible Subordinated Debentures due one year from the date of issuance (each a "Debenture" and collectively, the "Debentures") and (ii) three year warrants (each a "Warrant" and collectively, the "Warrants") to purchase an aggregate of 55,000 shares of the Company's common stock, par value $.001 per share ("Common Stock"); provided, however, that the initial closing hereunder (the "Initial Closing") shall not occur until the Company has received and accepted subscriptions for the total minimum of $250,000 principal amount of Debentures and Warrants to purchase 13,750 shares of Common Stock (the "Minimum Amount"). The forms of Debenture and Warrant are annexed hereto respectively as Exhibit A-1 and Exhibit A-2.

     The Debentures and Warrants (collectively, the "Units") will be offered pursuant to those terms and conditions acceptable to you and your counsel as reflected in the final form of Confidential Term Sheet of the Company (together with the exhibits and any supplements thereto, the "Term Sheet"). Each Unit shall consist of (i) $50,000 principal amount of Debenture and (ii) a Warrant to purchase 2,750 shares of Common Stock. The Units are being offered pursuant to the Term Sheet in accordance with Regulation D promulgated under the Securities Act of 1933 as amended (the "Securities Act").

     Each prospective investor subscribing to purchase Units ("Investor") will be required to deliver, among other things, a securities purchase agreement ("Securities Purchase Agreement") in the form to be provided to each offeree, representing and warranting, among other things, that such Investor is an "accredited investor" as such term is defined in Regulation D.

     Sands Brothers & Co., Ltd. is sometimes referred to herein as "Sands Brothers" or the "Placement Agent." The Term Sheet and the form of proposed Securities Purchase Agreement between the Company and each Investor and the exhibits which are part of the Term Sheet including, without limitation, the Registration Rights Agreement between the Company and each of the Investors are referred to herein collectively as the "Offering Documents." The offering of Units described in the Offering Documents is referred to herein as the "Offering."

     The Units will be offered at a minimum investment of $50,000 on a "best efforts, all-or-none" basis as to the Minimum Amount and on a "best efforts" basis as to any amounts above the Minimum Amount exclusively by the Placement Agent. The Company may, in its sole discretion, establish a limit on the purchase of Units by a particular purchaser and may sell less than the minimum investment of $50,000 of Units to investors who otherwise meet the suitability standards set forth in the Memorandum. Purchases may be made by the Placement Agent and its officers, directors, employees and affiliates or by officers, directors, employees and affiliates of the Company. All such purchases may be used to satisfy the Minimum Amount. Additionally, the Maximum Amount may be increased at the mutual agreement of the Company and the Placement Agent.

     The Company will prepare and deliver to the Placement Agent a reasonable number of copies of the Offering Documents in form and substance satisfactory to the Placement Agent and its counsel, which Offering Documents shall include certified consolidated financial statements for the fiscal year ended December 31, 1995.

     Capitalized terms used herein, unless otherwise defined or unless the context otherwise indicates, shall have the same meanings provided in the Term Sheet.

1. Appointment of Placement Agent. You are hereby appointed exclusive Placement Agent of the Company for the purposes of assisting the Company on a "best efforts" basis in finding qualified Investors pursuant to the Offering. The Offering Period shall commence on the date of delivery and acceptance by the Placement Agent of the Term Sheet (the "Commencement Date") and shall continue until the earlier to occur of (i) the sale of the Maximum Amount; or (ii) November 30, 1996 (as the same may be extended by the Placement Agent for an additional 30 days or another period to be determined by mutual consent of the Placement Agent and the Company). If the Minimum Amount is not sold prior to the end of the Offering Period, the Offering will be terminated and all funds received from Investors and held in a special non-interest bearing account (the "Account") at Republic National Bank, New York, New York (the "Bank") will be returned, without deduction or accrued interest thereon. You hereby accept such agency and agree to assist the Company in finding qualified Investors pursuant to the Offering described in the Offering Documents. Your agency hereunder is not terminable by the Company except upon termination of the Offering.

     As part of the Placement Agent's exclusive representation of the Company with respect to the Offering, the Placement Agent shall assist the Company in identifying potential investors and shall on behalf of the Company, contact such potential investors and other potential investors as the Company may designate. The Company agrees that, during the course of the Offering Period, neither it, nor any of its management, nor any of its affiliates, shall initiate any discussions with third parties with respect to the Offering and to the extent any of such persons receives an inquiry from any third parties concerning the Offering or any other convertible debt or equity financing related to the Company, they will promptly identify to the Placement Agent the name of such person and the date of such initial contact. Notwithstanding the foregoing, the Company shall have the right to issue a convertible debt instrument ranking pari passu with the Debentures to Angelo, Gordon & Co. or its affiliated entities ("AG & Co.") in principal amounts as follows: (i) during the Offering Period, a principal amount not to exceed $1 million and (ii) following the Offering Period, a principal amount equal to the difference, if any, between $2 million and (X) any amounts sold to AG & Co. pursuant to (i) above and (Y) any amounts raised in this Offering.

2. Representations and Warranties of the Company. The Company represents and warrants as follows:

     (a) Securities Law Compliance. The Offering Documents conform in all respects with the requirements of the Securities Act and Regulation D promulgated thereunder and with the requirements of all other published rules and regulations of the United States Securities and Exchange Commission (the "Commission") currently in effect relating to "private offerings" and/or "accredited investors" of the type contemplated by the Company. The Offering Documents will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Offering Documents will not be amended or supplemented and no amendment or supplement thereto will be made without the prior consent of the Placement Agent.

     (b) Organization. The Company, and each of the companies under its control (each a "Subsidiary", and collectively, the "Subsidiaries"), is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own and lease its properties, to carry on its business as currently conducted and as proposed to be conducted. The Company and each Subsidiary is duly qualified to do business in the states or jurisdictions described in the Term Sheet. There is no jurisdiction in which the conduct of the Company's or Subsidiary's business or ownership or leasing of its properties requires it to be qualified to do business as a foreign corporation, except where such qualifications have been obtained or the failure to be so qualified would not have a material adverse effect on the business, financial condition or prospects of the Company or such Subsidiary. The Company has all requisite power and authority to execute and deliver this Agreement and to carry out the transactions contemplated by this Agreement.

     (c) Capitalization. All material aspects of the capitalization of the Company are fully disclosed in the Term Sheet.

     (d) Subsidiaries and Investments. Except as set forth in the Term Sheet, the Company does not own, directly or indirectly, any capital stock, or other equity ownership or proprietary interest, in any other corporation, association, trust, partnership, joint venture or other entity. Each Subsidiary is wholly owned directly by the Company.

     (e) Financial Statements. The audited consolidated balance sheet of the Company as of December 31, 1995 (the "December Balance Sheet") and the related consolidated statements of operations, shareholders' equity and statements of cash flow for the fiscal year ended December 31, 1995 certified by KPMG Peat Marwick LLP and the unaudited consolidated balance sheet (the "June Balance Sheet") of the Company as of June 30, 1996 (the "Balance Sheet Date"), and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the six-month period then ending, along with the review report of KPMG Peat Marwick LLP (collectively, the "Financial Statements"), have heretofore been delivered to the Placement Agent. Except as may be otherwise indicated therein, the Financial Statements have been prepared in conformity with Generally Accepted Accounting Principles consistently applied and present fairly the financial position and results of operations of the Company as of the dates and for the periods indicated. Except as may be otherwise indicated herein, the Financial Statements of the Company as of the dates indicated, and for the periods then ended, present fairly the financial position and results of operations of the Company (and its Subsidiaries) as of the dates and for the periods indicated.

     (f) Absence of Undisclosed Liabilities. The Company has no material outstanding claims, liabilities, obligations or indebtedness, contingent or otherwise, whether asserted or unasserted, except as disclosed in the Term Sheet or as set forth in the December Balance Sheet, the June Balance Sheet, or referred to in any of the notes thereto. Except as set forth in the Term Sheet, all liabilities of the Company and its Subsidiaries incurred subsequent to the Balance Sheet Date have been incurred in the ordinary course of business not involving borrowings which individually exceed $50,000 and which do not exceed $100,000 in the aggregate. Neither the Company nor any Subsidiary is in default in respect of the terms or conditions of any indebtedness.

     (g) Absence of Changes. Subsequent to the respective dates as of which information is given in the Term Sheet, the Company has operated its business diligently and only in the ordinary course as theretofore conducted and, except as may otherwise be set forth in the Term Sheet, there has been no: (i) material adverse change in the condition (financial or otherwise), of the Company or any Subsidiary; (ii) transaction otherwise than in the ordinary course of business;
(iii) issuance of any securities (debt or equity) or any rights to acquire any such securities; (iv) damage, loss or destruction, whether or not covered by insurance, with respect to any asset or property of the Company or any Subsidiary; or (v) agreement to permit any of the foregoing.

     (h) Patents, Trademarks and Copyrights, Etc. The Company and its Subsidiaries own or are licensed or otherwise entitled to use all patents, trademarks, trade names, service marks, copyrights, technology, know-how, processes and other intellectual property used in the conduct of its business as currently conducted and as proposed to be conducted. The Company and its Subsidiaries have received no oral or written notice of any claims, have no actual knowledge of any threatened claims, and know of no facts which would form the basis of any claim, asserted by any person, to the effect that the sale or use of any product or process now used or offered by the Company or any Subsidiary infringes on any patents or infringes upon the use of any such trademarks, trade names, service marks, copyrights, technology, know-how, processes or other intellectual property of another person or challenges or questions the validity or effectiveness of any such license or agreement. The sale and use of any such products and processes by the Company and its Subsidiaries, and the use of any such patents, trademarks, trade names, service marks, copyrights, technology, know-how, processes or other intellectual property by the Company and its Subsidiaries, does not infringe on the rights of any person.

     (i) Litigation. Except as described in the Term Sheet, there is no action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any arbitrator, governmental instrumentality or other agency now pending or threatened against the Company or any Subsidiary, nor, to the best of the Company's knowledge, does there exist any basis therefor which, in either case, if adversely determined could in any one case or in the aggregate, have a material adverse effect on the business of the Company or any Subsidiary. Neither the Company nor any Subsidiary is subject to any judgment, order, writ, injunction or decree of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. The Company agrees to promptly notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any Subsidiaries or any of its/their respective officers or directors in connection with the sale of the transaction contemplated in the Offering Documents.

     (j) Non-Defaults; Non-Contravention. Except as described in the Term Sheet, neither the Company nor its Subsidiaries is in default in the performance or observance of any obligation (i) under its Certificate of Incorporation, as amended, or its By-laws, or any indenture, mortgage, contract, purchase order or other agreement or instrument to which the Company is a party or by which it or any of its property is bound or affected; or (ii) with respect to any order, writ, injunction or decree of any court of any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, would constitute, a default under any of the foregoing.

     (k) Taxes. The Company and its Subsidiaries have filed all federal, state, local and foreign tax returns which are required to be filed by them, and all such returns are true and correct in all material respects. The Company and its Subsidiaries have paid all taxes pursuant to such returns or pursuant to any assessments received by them and have withheld all amounts which they are obligated to withhold from amounts owing to any employee, creditor or third party. The tax returns of the Company and of its Subsidiaries have never been audited by any state, local or federal authorities. The Company and its Subsidiaries have not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency. All tax elections have been made by the Company and its Subsidiaries in accordance with generally accepted practices. No deficiency assessment with respect to or proposed adjustment of the Company's and its Subsidiaries' federal, state, county or local taxes is pending or, to the best of the Company's knowledge, threatened. There is no tax lien, whether imposed by any federal, state, county or local taxing authority, outstanding against the assets, properties or business of the Company or of its Subsidiaries. Neither the Company nor any of its Subsidiaries nor any of its/their respective present or former stockholders has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the "Code"), that the Company or any of its Subsidiaries be taxed as an S corporation.

     (l) Agreements. Each material contract of the Company and its Subsidiaries is valid and binding on the Company and its Subsidiaries, as applicable and the Company has not received any oral or written notice that any such contract is not binding on any party thereto. The Company and its Subsidiaries have performed in all material respects all obligations to have been performed on such contracts through the date hereof and neither the Company nor its Subsidiaries is in default in any material respect under any such contract.

     (m) Compliance with Laws, Licenses, Etc. The Company and its Subsidiaries have received no oral or written notice of any violation of, or noncompliance with, any federal, state, local or foreign laws, ordinances, regulations, licenses or orders (including, without limitation, those relating to, insurance, occupational safety and health and other labor laws, ERISA, federal securities laws, equal employment opportunity, consumer protection, credit reporting, "truth-in-lending," and warranties and trade practices) applicable to its business or the business of any Subsidiary, the violation of, or noncompliance with which, would have a material adverse effect on the Company's business or operations, or that of any Subsidiary, and the Company knows of no facts or set of circumstances which would give rise to such a notice. The Company and its Subsidiaries have all licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses") required by every federal, state and local government or regulatory body for the operation of their business and the use of their properties. The Licenses are in full force and effect and no violations are or have been recorded in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof. The Company and its Subsidiaries have not received any written opinion or memorandum from legal counsel providing that it/they has taken any action which has resulted in, or is reasonably likely to result in, the Company or any of its Subsidiaries incurring any liability which may be material to its/their respective business, prospects, financial condition, operations, property or affairs. The Company and its Subsidiaries shall comply with all applicable laws, rules, regulations and orders, the noncompliance with which could materially adversely affect its/their respective business or condition, financial or otherwise.

     (n) Authorization of Agreement, Etc. Each of this Agreement, the Offering Documents and all other agreements or documents required to be executed and delivered by the Company in connection with the Offering (collectively the "Ancillary Documents") has been or will be duly executed and delivered by the Company and the execution, delivery and performance by the Company of this Agreement and the Ancillary Documents has been duly authorized by all requisite corporate action by the Company; and each constitutes, or will constitute, the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, usury or other similar laws affecting the enforcement of creditors' rights generally. The (i) execution, delivery and performance of this Agreement; (ii) the issuance, sale and delivery of the Debentures and (iii) the issuance and delivery of the shares of Common Stock issuable upon conversion of the Debentures and exercise of the Warrants (collectively, the "Reserved Shares") will not (X) violate any provision of law or statute or any order of any court or other agency of government binding on the Company or its Subsidiaries; or (Y) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or of its Subsidiaries under the Certificate of Incorporation, as amended, or By-Laws of the Company or of its Subsidiaries or any indenture, mortgage, lease agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its property is bound or affected, except for such conflict, breach or default as to which requisite waivers or consents shall have been obtained by the Company or by its Subsidiaries and delivered to the Investors by the time of Closing.

     (o) Authorization of Debentures and Warrants. The issuance, sale and delivery of the Debentures and the Warrants have been duly authorized by all requisite corporate action of the Company, and when so issued, sold and delivered, (i) the Debentures will be duly executed and delivered, binding obligations of the Company and enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, usury or other similar laws affecting the enforcement of creditors' rights generally and the Company shall have paid all taxes, if any, in respect of the issuance thereof and (ii) the Warrants will be duly executed and delivered, validly issued and outstanding and fully paid and nonassessable and will be free and clear of all liens, charges, claims, encumbrances, restrictions or preemptive or any other similar rights imposed by or through the Company, except as waived prior to the Initial Closing, as disclosed herein or as shall be disclosed in the Offering Documents and the Company shall have paid all taxes, if any, in respect of the issuance thereof. The offer and sale of the Units is exempt from the registration requirements of the Securities Act and the rules and regulations promulgated thereunder and the Securities will be issued in compliance with all applicable federal securities laws.

     (p) Authorization of Reserved Shares. The issuance, sale and delivery by the Company of the Reserved Shares have been duly authorized by all requisite corporate action of the Company, and the Reserved Shares have been duly reserved for issuance upon conversion of the Debentures and exercise of all or any of the Warrants, and when so issued, sold and delivered, the Reserved Shares will be validly issued and outstanding, duly executed, issued and delivered, fully paid and nonassessable, free and clear of all liens, charges, claims, encumbrances, restrictions or preemptive or any other similar rights and the Company shall have paid all taxes, if any, in respect of the issuance thereof and the Reserved Shares will not be subject to any preemptive or any other similar rights of the shareholders of the Company or others which rights shall not have been waived prior to the time of acceptance by the Company of the first Investor's Securities Purchase Agreement

     (q) No Consents. No permit, consent, approval, authorization, order or filing with any court or governmental authority is required to consummate the transactions contemplated by this Agreement, except that the offer and sale of the Units in certain jurisdictions may be subject to the provisions of the securities or Blue Sky laws of such jurisdictions.

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

     (r) Disclosure. Neither this Agreement nor any other document, certificate or written statement to be furnished to the Investors by or on behalf of the Company in connection with the transactions contemplated hereby, including the Offering Documents, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to the Company which materially adversely affects the business operations, affairs, prospects, conditions, properties or assets of the Company or of its Subsidiaries (hereinafter "Material Facts") which has not been disclosed in the Term Sheet. To the extent Material Facts become known to the Company subsequent to the date hereof, such facts will be set forth in the Term Sheet and/or in the other documents, certificates or statements furnished to the Investors by or on behalf of the Company pursuant hereto.

     3. Representations, Warranties, and Covenants of the Placement Agent. The Placement Agent represents, warrants and covenants as of the date hereof as follows, with such representations, warranties and covenants to be true and correct in all material respects as of the date of any Closing hereunder:

     (a) Authorization of Agreement Etc. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Placement Agent and the execution, delivery and performance by the Placement Agent of this Agreement has been duly authorized by all requisite corporate action by the Placement Agent; and each constitutes, or will constitute, the legal, valid and binding obligation of the Placement Agent, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, usury or other similar laws affecting the enforcement of creditors' rights generally.

     (b) Compliance with the Securities Act. The Placement Agent will not knowingly take any action which will result in the Units being offered or sold in a manner which does not comply with the provisions of Regulation D under the Securities Act.

     (c) Compliance with Offering Documents. The Placement Agent will offer the Units in accordance with the Offering Documents and will deliver the Offering Documents to each Investor before accepting a signed copy of the Securities Purchase Agreement or payment for any Units.

     (d) Compliance with Laws of Jurisdictions. The Placement Agent will offer the Units only in those jurisdictions in which it is permitted to sell the Units pursuant to the laws of said jurisdiction.

     (e) Escrow Arrangements. The Placement Agent will promptly deposit funds received from Investors in the Account with the Bank and hold the funds in accordance with the terms of this Agreement and hold the Offering Documents for the benefit of the Investors and the Company. The Bank shall release funds from such Account only upon receipt of instruction executed by each of the Placement Agent and the Company. If the Initial Closing does not take place before the termination of the Offering Period, the Placement Agent will instruct the Bank to return the funds to the Investors without any deduction or interest thereon.

     (f) Broker/Dealer. The Placement Agent is licensed as a broker/dealer with the Securities & Exchange Commission and is in good standing with the National Association of Securities Dealers, Inc. Additionally, the Placement Agent is licensed as a broker/dealer or is otherwise qualified to offer and sell the Units in all jurisdictions in which the Units will be offered for sale.

     4. Closing: Placement and Fees

     (a) Closing. Upon receipt from Investors, in a form acceptable to the Company and the Placement Agent, of Securities Purchase Agreements for the Minimum Amount and other relevant documentation in form and substance satisfactory to the Company and the Placement Agent, the Initial Closing of the purchase and sale of such Units shall take place at the offices of counsel for the Placement Agent, 90 Park Avenue, New York, New York, at a time and date agreed upon between the Placement Agent and the Company. At the Initial Closing, payment for the Units shall be made against delivery of certificates and instruments representing the Units sold. After the Initial Closing, all proceeds received from the sale of the Units sold after the Initial Closing date will continue to be deposited in the Account maintained with the Bank. Following the Initial Closing date, the Placement Agent will continue to assist the Company in locating qualified Investors during the remainder of the Offering Period. If a subsequent Closing does not take place within the Offering Period pursuant to the terms of the Offering, the Placement Agent will return the funds to the additional Investors, without deduction or interest thereon. Any Subsequent Closing will be made on the same terms as the Initial Closing, as set forth in this Section 4(a).

     (b) Procedures at Closing. At the Closing:


          (i) The Placement Agent on behalf of itself and the Investors shall receive the opinion of Buchanan Ingersoll ("Company Counsel"), dated the Closing date, in such form as may be reasonably acceptable to the Placement Agent and its counsel.

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

          (ii) Intentionally Omitted.

          (iii) Counsel for the Placement Agent and Company Counsel shall receive certificates from the Company, signed by the President or a Vice President thereof, certifying (A) that the representations and warranties contained in Section 2 hereof are true and accurate at the Initial Closing (and each Subsequent Closing) with the same effect as though expressly made at the Initial Closing (and each Subsequent Closing); and (B) that attached thereto is
(1) a true and correct copy of resolutions adopted by the Company's Board of Directors authorizing (i) the execution, delivery and performance of this Agreement and the Ancillary Documents, and (ii) the issuance of the Debentures, the Warrants, and the Reserved Shares, and certifying that such resolutions have not been modified, rescinded or amended and are in full force and effect; and
(2) a true and correct copy of a resolution adopted by the Company's Board of Directors and by each of the Company's Subsidiaries, authorizing the execution, delivery and performance of each document to which it is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect.

          (iv) There shall be delivered on behalf of each Investor one copy of the Securities Purchase Agreement and Registration Rights Agreement signed by each Investor.

          (v) The Placement Agent shall have received certificates of good standing of the Company, dated as of a recent date, from the Secretary of State of the State of and certificates of good standing of each of the Company's Subsidiaries, dated as of a recent date, by the Secretary of State of the jurisdictions of incorporation of the Subsidiaries.

          (vi) At the Initial Closing, the Placement Agent shall instruct the Bank to pay to the Company out of the funds on deposit in the Account, as such funds are received from Investors whose Securities Purchase Agreements have been accepted.

          (vii) At each Subsequent Closing, the Placement Agent shall receive certificates of the Company signed by the Chief Executive Officer and the Chief Financial Officer thereof, in form and substance satisfactory to its counsel, substantially the same in scope and substance as the certificates furnished to the Placement Agent and the Company at the Initial Closing date pursuant to this Section, except that such certificates, where appropriate, shall cover the Units purchased and sold at each Subsequent Closing.

     (c) Blue Sky. Where appropriate, counsel for the Placement Agent shall prepare a summary blue sky survey stating the extent to which and the conditions upon which offers and sales of the Units may be made in certain jurisdictions. Blue Sky applications shall be made in such states and jurisdictions as shall be requested by the Placement Agent. It is understood that such survey may be based on or rely upon (i) the representations of each Investor set forth in the Securities Purchase Agreement delivered by such Investor; (ii) the representations, warranties and agreements of the Company and of its Subsidiaries set forth herein; (iii) the representations and warranties of the Placement Agent set forth herein; and (iv) the representations of the Company and of its Subsidiaries set forth in the certificate to be delivered at the Closing pursuant to paragraph 4(b)(iii) hereof.

     (d) Placement Fee and Expenses. Simultaneously with payment for and delivery of the Units at the Initial Closing (and each Subsequent Closing) as provided in paragraph 4(a) above, the Company shall at such Closing pay to the Placement Agent a commission equal to ten (10%) percent of the aggregate purchase price of the Units sold. Additionally, from the proceeds of the Initial Closing, the Company shall pay all Placement Agent's reasonable counsel expenses, disbursements and fees, not to exceed the sum of $10,000 (exclusive of the blue sky legal expenses hereinafter described). Additionally, at the Initial Closing, the Company shall pay the Placement Agent the sum of $25,000 in consideration of its delivery of a "fairness" opinion respecting the fair market value of the Company's purchase of Gold Coast Finance, Inc. and National-Wide Premium Finance Co. The Company shall also pay filing fees, printing costs, postage and mailing expenses with respect to the transmission of the Offering and Ancillary Documents, registrar and transfer agent fees, issue and transfer taxes, if any, and counsel fees of the Placement Agent in connection with the qualification of the Units under the securities or blue sky laws of the states which the Placement Agent shall designate at a fee of Seven Thousand Five Hundred ($7,500.00) Dollars, plus expenses and disbursements. The Company also shall pay for the costs of placing "tombstone advertisements" in any publications which may be selected by the Placement Agent, all costs and expenses in connection with the establishment and maintenance of the Account referred to in paragraph I of this Agreement, and all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this paragraph 4(d), including the reasonable cost of transaction memorabilia determined at the reasonable discretion of the Placement Agent.

     (e) Delivery of Documents. At each Subsequent Closing after the Initial Closing, there shall be delivered an update of the documents delivered pursuant to this Section 4.


     5. Covenants of the Company.

     (a) Intentionally Omitted.

     (b) Use of Proceeds. The net proceeds of the Offering of the Units will be used by the Company, as more fully described in the Term Sheet, for the purposes to be set forth in the Term Sheet. In no event shall any of such proceeds be used to reduce or satisfy the Company's indebtedness in favor of Odyssey Capital Group, L.P.

     (c) Expenses of Offering. The Company shall be responsible for, and shall bear all expenses directly and necessarily incurred in connection with the proposed financing, including, but not limited to, the costs of preparing, printing and filing the Offering and Ancillary Documents to be used in connection with the Offering contemplated hereby and all amendments and supplements thereto; preparing, printing and delivering exhibits to the Offering and Ancillary Documents; preparing, printing and delivering all Placement Agent and selling documents, including, but not limited to, this Agreement and the blue sky memorandum, the Debentures, the Warrant certificates, blue sky legal fees not to exceed $7,500 (excluding fees and disbursements), filing fees and the reasonable fees and disbursements of the Placement Agent's counsel not to exceed $10,000 (exclusive of blue sky counsel fees) and the other fees and expenses set forth above. As promptly as practicable after the Closing date, the Company shall prepare, at its own expense, hard cover "bound volumes" relating to the Offering and will distribute such two (2) bound volumes to the individuals designated by counsel to the Placement Agent.

     (d) Intentionally Omitted.

     (e) Financial Advisory Agreement. Reference is hereby made to that certain letter agreement, dated August 14, 1996, between the Company and the Placement Agent ("Financial Advisory Agreement"), which is specifically incorporated herein by this reference. The Company hereby acknowledges that all terms and conditions of the Financial Advisory Agreement shall continue in effect following the execution, as well as any early termination, of this Agreement, including, without limitation, the right of first refusal provisions with respect to subsequent equity financings and fees payable to the Placement Agent upon consummation of certain debt financings.

     (f) Intentionally Omitted.

     (g) Early Termination by the Company. Anything contained herein to the contrary notwithstanding, in the event that, following the date of this Agreement until the termination of the Offering Period, the Company desires to terminate this Agreement for any reason, Sands Brothers has the right, but not the obligation, to agree to such early termination upon the payment by the Company to Sands Brothers of a sum equal to the placement fees and expenses (which expenses shall be limited to Sands Brothers' legal fees and blue sky legal fees) that Sands Brothers would have received pursuant to paragraph 4(d) of this Agreement had the Maximum Amount been sold but for the early termination of this Agreement.

     (h) No Closing. Anything set forth herein to the contrary notwithstanding, in the event that, for any reason other than termination hereof by the Company in accordance with the terms of Section 5(g) above, a Closing does not occur in accordance with the terms provided herein, no amounts shall be payable further to Sands Brothers hereunder, except for Sands Brothers' legal fees and blue sky legal fees as in such amounts as heretofore provided. In no event shall Sands Brothers be responsible for any of the Company's fees, costs or expenses and the Company shall pay all expenses of the Offering and the preparation of the Offering and Ancillary Documents. The Company shall reimburse Sands Brothers for any out-of-pocket expenses (including, but not limited to, reasonable counsel fees and expenses) which Sands Brothers may incur in connection with the enforcement of its rights hereunder.

     (i) Placement Agent's Board Representative; Financial Advisory Committee. Subject to the sale of at least ten (10) Units, the Placement Agent and its successors shall have the right to designate one nominee for election, at its or their option, either as a member of or non-voting advisor to the Board of Directors of the Company and the Company will use its best efforts to cause such nominee to be elected and continued in office as a director of the Company or as such advisor until the expiration of two (2) years from the consummation of the Offering. Following the election of such nominee as a director or advisor, such person shall attend meetings of the Board and receive no more or less compensation than is paid to other non-officer directors of the Company for attendance at meetings of the Board of Directors of the Company and shall be entitled to receive reimbursement for all reasonable costs incurred in attending such meetings including, but not limited to, food, lodging and transportation. The Company agrees to indemnify and hold Sands Brothers and its designee harmless, to the maximum extent permitted by law, against any and all claims, actions, awards and judgments arising out of its/his service as a director or advisor (except for claims arising out of its/his gross negligence or wilful misconduct) and, in the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and directors, to include Sands Brothers, its designee and such director or advisor as an insured under such policy. The rights and benefits of such indemnification and the benefits of such insurance shall, to the extent possible, extend to such designee and the Placement Agent insofar as it may be, or may be alleged to be, responsible for such director or advisor.

If the Placement Agent does not exercise its option to designate a member of or advisor to the Board of Directors of the Company, the Placement Agent shall nonetheless have the right to send a representative (who need not be the same individual from meeting to meeting) to observe each meeting of the Board of Directors. The Company agrees to give Placement Agent notice of each such meeting and to provide Placement Agent with an agenda and minutes of the meeting no later than it gives such notice and provides such items to the directors.

     Additionally, subject to the sale of at least ten (10) Units, the Company shall organize a Financial Advisory Committee at Closing consisting of four (4) individuals, three of whom shall be directors of the Company (of which one of such directors shall be the Sands nominee) and one of whom shall be a non-director Sands Brothers' nominee. The Financial Advisory Committee shall advise the Company from time to time on general financial matters and strategic planning and shall remain in effect throughout such period as the Placement Agent retains a designee on the Board of Directors of the Company.

     6. Indemnification.

     (a) Terms of Indemnification. The Company agrees to indemnify and hold harmless the Placement Agent and its agents, stockholders, officers and directors, and each person, if any, who controls the Placement Agent, as follows:

     (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a fact contained in the Offering Documents or the omission or alleged omission therefrom of a fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such untrue statement or omission was made in the Offering or Ancillary Documents in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by the Placement Agent expressly referenced therein.

     (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission; and

     (iii) against any and all expense whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above.

     (b) Indemnity under Securities Laws. The Company agrees to indemnify and hold harmless the Placement Agent and its agents, and each person, if any, who controls the Placement Agent, to the same extent as the foregoing Indemnity, against any and all loss, liability, claim, damage and expense whatsoever directly arising out of the exercise by any person of any right under the Securities Act or the Exchange Act or the securities or blue sky laws of any state on account of violations of the representations, warranties or agreements set forth herein.

     (c) If any action is brought against the Placement Agent or any of its officers, directors, stockholders, employees, agents, advisors, consultants and counsel or any controlling persons of the Placement Agent (each, an "Indemnified Party" and collectively, "Indemnified Parties"), in respect of which indemnity may be sought against the Company pursuant to Sections 6(a) or 6(b) above, each such Indemnified Party shall promptly notify the Company (the "Indemnifying Party") in writing of the institution of such action (but the failure to so notify shall not relieve the Indemnifying Party from any liability it may have under this Section 6 unless such failure results in the imposition of a default judgment which cannot be reopened) and the Indemnifying Party shall promptly assume the defense of such action, including the employment of counsel reasonably satisfactory to each such Indemnified Party and payment of expenses. Each such Indemnified Party shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of each such Indemnified Party unless the employment of such counsel shall have been authorized in writing by the Indemnifying Party in connection with the defense of such action or the Indemnifying Party shall have not have promptly employed counsel reasonably satisfactory to each such Indemnified Party to have charge of the defense of such action or each such Indemnified Party shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other Indemnified Parties which are different from or additional to those available to one or more of the Indemnifying Parties and it would be inappropriate for the same counsel to represent both parties due to actual or potential differing interests between them, in any of which events such fees and expenses shall be borne by the Indemnifying Party and the Indemnifying Party shall not have the right to direct the defense of such action on behalf of each Indemnified Party. Anything in this Section 6(c) to the contrary notwithstanding, the Indemnifying Party shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld. The Company agrees to promptly notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Units or the Term Sheet

     (d) Contribution. In order to provide for just and equitable contribution in any case in which (i) an indemnified party makes a claim for indemnification pursuant to this Section 6, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case; notwithstanding the fact that the express provisions of this Section 6 provide for indemnification in such case; or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then each indemnifying party shall contribute to the amount paid as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof)
(A) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, from the Offering of the Units; or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In any case where the Company is a contributing party and the Placement Agent is the indemnified party, the relative benefits received by the Company on the one hand, and the Placement Agent, on the other, shall be deemed to be in the same proportion as the total net proceeds from the Offering of the Units (before deducting expenses) bear to the total Placement Agent commissions received by the Placement Agent hereunder, in each case as set forth in the table on the cover page of the Term Sheet. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, or by the Placement Agent, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to above in this subsection (c), shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action or claim. Notwithstanding the provisions of this subsection (c), the Placement Agent shall not be required to contribute any amount in excess of the Placement Agent commissions applicable to the Units placed by the Placement Agent hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 6, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who has signed the Term Sheet, and each director of the Company shall have the same rights to contribution as the Company, subject in each case to this subsection (c). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect to which a claim for contribution may be made against another party or parties under this subsection
(c), notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have hereunder or otherwise than under this subsection (c), or to the extent that such party or parties were not adversely affected by such omission. The contribution agreement set forth above shall be in addition to any liabilities which any indemnifying party may have at common law or otherwise.

     7. Miscellaneous.

     (a) General. Sands Brothers' obligation to proceed with the Offering is conditioned upon Sands Brothers' due diligence investigation of the Company. The Company shall supply Sands Brothers' with such financial statements, contracts and other corporate records and documents as may be requested of it. In addition, Sands Brothers shall be fully informed by the Company of any events which might have a material affect on the financial condition of the Company or of any of its Subsidiaries. If, in the opinion of Sands Brothers, the condition of the Company, or the condition of any of its Subsidiaries, financial or otherwise, and its/their prospects are affected in a material and/or adverse manner and do not fulfill the expectation of Sands Brothers, it shall have the sole discretion to review and determine its continued interest in the Offering.

     (b) Survival. Any termination of the Offering without consummation thereof shall be without obligation on the part of any party except that the provisions of Sections 5(c), 5(e), 5(g) and 5(h) hereof and the indemnification provisions provided in Section 6 hereof shall survive any termination and shall survive each Closing. Notwithstanding anything provided herein to the contrary, the provisions of Section 4(d) hereof shall survive the termination of the Offering Period and shall remain in full force and effect with respect to all sources of potential financing that Placement Agent directly or indirectly introduced to the Company who invest, or commit to invest, in the Company at any time during the twelve month period commencing the day that the Offering Period terminates.

     (c) Representations, Warranties and Covenants to Survive Delivery. The respective representations, warranties, indemnities, agreements, covenants and other statements of the Company and its Subsidiaries, and where appropriate, its/their respective principal stockholders, shall survive execution of this Agreement and delivery of the Units and the termination of this Agreement.

     (d) No Other Beneficiaries. This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective successors and controlling persons, and no other person, firm or corporation shall have any third-party beneficiary or other rights hereunder.

     (e) Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York. The parties hereby agree:
(i) in any legal proceeding brought in connection with this Agreement or the transactions contemplated hereby, to irrevocably submit to the nonexclusive in personam jurisdiction of (A) any state or federal court of competent jurisdiction sitting in the State of New York, County of New York; or (B) in the event that any party is a defendant in any legal proceeding in which it seeks to join the other as a third party defendant, then, any state or federal court in which such proceeding has properly been brought, and consents to suit therein; and (ii) to waive any objection they may now or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court.

     (f) Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally, receipt acknowledged, or five (5) days after being sent by registered or certified mail, return receipt requested, postage prepaid. All notices shall be made to the parties at the addresses designated above, or at such other or different addresses which a party may subsequently provide with notice thereof, and to their respective legal counsel, as follows:

     (i) If to the Placement Agent, to:

           Sands Brothers & Co., Ltd.
           90 Park Avenue
           New York, NY 10016
           Attn: Mr. Alan Bluestine
                 V.P. - Corporate Finance

- with a copy to -

           Littman Krooks & Roth, P.C.
           120 West 45th Street
           New York, NY 10036
           Attn: Mitchell C. Littman, Esq.

or to such other person or address as the Placement Agent shall furnish the Company in writing;

     (ii) If to the Company, to:

           USA Finance, Inc.
           1111 Park Center Road
           Suite 300
           Miami, FL 33169

- with a copy to -

           Buchanan Ingersoll
           Two Logan Square; 12th Floor
           18th and Arch Streets
           Philadelphia, PA 19193-2771
           Attn: Stephen Cohen, Esq.

or to such other person or address as the Company shall furnish the Placement Agent in writing.

     (g) Counterparts. This Agreement may be signed in counterparts with the same effect as if both parties had signed one and the same instrument.

     (h) Reimbursement. Notwithstanding the non-occurrence of a Closing, or any other condition, in no event shall the Placement Agent be responsible for any of the Company's fees, costs or expenses; however, the Company shall reimburse the Placement Agent for any out-of-pocket expenses (including, but not limited to, reasonable counsel fees and expense) which the Placement Agent may incur in connection with the enforcement of its rights hereunder.

     (i) Form of Signature. The parties hereto agree to accept a facsimile transmission copy of their respective signatures as evidence of their respective actual signatures to this Agreement; provided, however, that each party who produces a facsimile signature agrees, by the express terms hereof, to place, immediately after transmission of his or her signature by fax, a true and correct original copy of his or her signature in overnight mail to the address of the other party.

     (j) Modification. This Agreement (i) may only be modified by a written instrument which is executed by both parties thereto, (ii) constitutes the entire agreement between the parties, and (iii) shall be binding upon and inure to the benefit of both parties hereto and their respective successor and assignees.

     (k) Non-Circumvention. Each of the Company and the Placement Agent each agree that no effort shall be made to circumvent the terms and conditions of this Agreement or gain a fee, commission, remuneration, consideration or benefit whatsoever. With respect to any attempt at circumvention of this Agreement, the injured party is entitled to seek any and all legal remedies, fees or compensation equal to those received or committed or agreed to be paid pursuant to the terms of this Agreement as the same are due and payable to the circumvented party under the terms of this Agreement.

     (l) Waiver of Breach. The waiver by either the Placement Agent or the Company of any provision of this Agreement shall not be construed as a waiver of any subsequent breach hereof.

     If you find the foregoing is in accordance with our understanding, kindly sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between us.

                                        Very truly yours,

                                        USA FINANCE, INC.

                                        By: /s/ Stephen E. Michaelson
                                           ------------------------------------
                                        Name: Stephen E. Michaelson
                                        Title: Chief Executive Officer


Agreed:

SANDS BROTHERS & CO., LTD.

By: /s/ Alan Bluestine
   --------------------------------
Name: Alan Bluestine
Title: Vice President -- Corp. Finance



                 EXHIBITS

Exhibit A-l Form of Debenture
Exhibit A-2 Form of Warrant